PROSPECTUS Dated                                       Pricing Supplement No. 56
May 1, 2007                                            November 19, 2007



                               U.S. $9,815,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                          FORD MOTOR CREDIT COMPANY LLC       No. 333-131062

                           FLOATING RATE DEMAND NOTES


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                             Interest Rate Per Annum
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
Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------    ---------------   ----------------
11/19/2007       5.15%             5.30%              5.45%